EXHIBIT 10.3

FORM OF VOTING, SUPPORT, CONTRIBUTION AND
RESTRICTIVE COVENANT AGREEMENT

This VOTING, SUPPORT, CONTRIBUTION AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2018, by and among (i) Federal Street Acquisition Corp., a Delaware corporation (“Parent”), and Agiliti, Inc., a Delaware corporation (“PubCo”, and together with Parent, the “Parent Parties”), on the one hand and (ii) the person listed under the title “Management Equityholder” on the signature pages attached hereto (the “Management Equityholder”).

RECITALS

A.                                    Concurrently with the execution and delivery of this Agreement, Parent, PubCo, Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub”), UHS HoldCo, Inc., a Delaware corporation (the “Company”), IPC/UHS Co-Investment Partners, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder, and IPC/UHS, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder and the Stockholders’ Representative, are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, the parties to the Merger Agreement will enter into a business combination transaction pursuant to which Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), and immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 1”), and immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into the Company, with the Company surviving such merger (“Company Merger 2”, and together with Company Merger 1, the “Company Mergers”, and the Company Mergers collectively with the Parent Merger, the “Mergers”), as a result of which, and following certain internal contributions, Parent and the Company will become direct or indirect wholly-owned Subsidiaries of PubCo and PubCo will become a publicly traded company, the equity holders of Parent will receive equity of PubCo, and the equity holders of the Company will receive cash and equity of PubCo, as applicable, in exchange for their capital stock and other equity interests in the Company.

B.                                    The Management Equityholder agrees to enter into Section 2, Section 3 and Section 4 of this Agreement with respect to (a) all common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that the Management Equityholder owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (b) any security convertible or exchangeable into Company Common Stock (together with Company Common Stock, the “Subject Securities”), and (c) any additional shares of Subject Securities that the Management Equityholder may hereinafter acquire.

C.                                    The Management Equityholder is the beneficial or record owner, and has either sole or shared voting power over such number of Subject Securities as are indicated on Schedule A attached hereto.

D.                                    As a condition and inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties desire that the Management Equityholder agrees, and the Management Equityholder is willing to agree, on terms and conditions set forth herein, not to Transfer (as defined below) any of their Subject Securities, and to vote all of his or her shares of Subject Securities in a manner so as to facilitate consummation of the Mergers.

E.                                     In executing the Merger Agreement and agreeing to pay the Merger Consideration, as defined therein, the Parent Parties considered the Company’s substantial goodwill and the retention of the Company’s Confidential Information (as defined herein) to be valuable assets and an essential inducement to the execution of the Merger Agreement and the consummation of the transactions contemplated thereby.

F.                                      The parties hereto acknowledge and agree that the Management Equityholder could substantially dilute the value of such goodwill and Confidential Information by competing with the business of the Parent Parties, the Company or their Subsidiaries or by soliciting or hiring the employees of the Parent Parties, the Company and their Subsidiaries.

G.                                    The Management Equityholder has agreed to accept certain restrictions as set forth in this Agreement in connection with the Mergers in order to induce the Parent Parties to enter into the Merger Agreement and consummate the Merger, and the Parent Parties would not enter into the Merger Agreement absent the Management Equityholder’s agreement to the restrictions set forth in this Agreement.

H.                                   The Management Equityholder is a holder of Company Common Stock and/or other equity interests in the Company and, pursuant to the Merger Agreement and by virtue of the Mergers, the Management Equityholder will directly or indirectly receive substantial payment and other valuable consideration from the Parent Parties in exchange for his or her Company Common Stock and/or other equity interests in the Company as specified in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Restricted Business” shall mean the business of renting medical equipment products and providing various services related to medical and veterinary equipment including, without limitation, asset recovery and equipment brokerage, biomedical services, asset management, equipment outsourcing and maintenance and repair of medical equipment (or any other business engaged in by the Company or its Subsidiaries as of the date hereof or to the extent any of them has taken reasonable tangible steps, on or prior to the date hereof, to provide any of the foregoing after the date hereof).

“Subsidiary” shall have the meaning set forth in the Merger Agreement and, for the avoidance of doubt, upon the Closing the Company and its Subsidiaries shall be direct or indirect Subsidiaries of PubCo and Parent for all purposes hereunder.

“Territory” shall mean the United States of America.

“Transfer” shall mean any direct or indirect offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities or interest in any Subject Securities, excluding, for the avoidance of doubt, entry into this Agreement and the Merger Agreement.

2.                                      Transfer Restrictions.

2.1                               No Transfer of Subject Securities.  From the date hereof until the Expiration Time, the Management Equityholder agrees, with respect to any Subject Securities currently or hereinafter beneficially owned or owned of record by him or her, not to (a) Transfer any such Subject Securities or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy or power of attorney with respect thereto; provided that the Management Equityholder may Transfer any such Subject Securities to any of its Affiliates if the transferee of such Subject Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Management Equityholder.

2.2                               Additional Purchases.  The Management Equityholder agrees that any Subject Securities that he or she purchases or otherwise hereinafter acquires or with respect to which he or she otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

2.3                               Holdback Period.  During the period commencing on the Effective Time and continuing until the calendar date that is 180 days following the Effective Time (the “Holdback Period”), the Management Equityholder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 under the Securities Act), directly or indirectly, any capital stock of PubCo (including capital stock of PubCo that may be deemed to be beneficially owned by the Management Equityholder), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any such securities, whether such transaction is to be settled by delivery of such securities, in cash or otherwise, with respect to PubCo Common Stock and other securities of PubCo received in connection with the consummation of the transactions contemplated by the Merger Agreement beneficially owned by the Management Equityholder.  The Management Equityholder agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar with respect to the shares of PubCo Common Stock or other securities of PubCo subject to the restrictions set forth in this Section 2.3.

2.4                               Post-Closing Transfer Exceptions.  Notwithstanding anything to the contrary set forth herein, the Management Equityholder may transfer shares of PubCo Common Stock during the Holdback Period, (a) to PubCo’s officers or directors, any affiliates or family members of any of PubCo’s officers or directors; (b) transfers by gift to a member of the Management Equityholder’s immediate family, to a trust, the beneficiary of which is a member of the Management Equityholder’s immediate family or an affiliate of such person, or to a charitable organization; (c) transfers by virtue of laws of descent and distribution upon death of the Management Equityholder; (d)  transfers pursuant to a domestic relations order; and (e) in the event of PubCo’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (d), the transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

2.5                               Unpermitted Transfers.  Any Transfer or attempted Transfer of any Subject Securities, including New Subject Securities, or shares of PubCo Common Stock or other equity interests in PubCo in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

3.                                      [Agreement to Consent and Approve.

3.1                               The Management Equityholder’s Agreement to Vote and Approve.

(a)                                 Following the date hereof, PubCo intends to file with the SEC a registration statement on Form S-4 in connection with the issuance of the shares of PubCo Common Stock in the Mergers (the “Form S-4”).  The Management Equityholder irrevocably and unconditionally agrees that, except as otherwise agreed with PubCo, on the second Business Day following the date on which the Form S-4 is declared effective by the SEC, such Management Equityholder shall execute and deliver to the secretary of the Company (with a copy to the Parent Parties) a written consent covering the Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Management Equityholder, in favor of the approval of (A) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated thereby and (B) any other proposals necessary or desirable to consummate the Mergers and the other transactions contemplated by the Merger Agreement or the Ancillary Agreements (collectively, the “Transaction Proposals”).  Such written consent shall be substantially in the form attached hereto as Exhibit A. Following the execution and delivery of the written consent, such Management Equityholder shall not amend, revoke, withdraw or repudiate such written consent prior to the Expiration Time.  Such written consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable.

(b)                                 The Management Equityholder irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the shareholders of the Company or any adjournment thereof, or in connection with any action by written consent of the shareholders of the Company, he or she shall: (a) appear at each such meeting or otherwise cause all Subject Securities, including New Subject Securities, beneficially owned or owned of record by the Management Equityholder to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities, including New Subject Securities, beneficially owned or owned of record by the Management Equityholder, (i) in favor of the approval of the Transaction Proposals, (ii) against any Acquisition Proposal with any Person other than with the Parent Parties or their Subsidiaries, (iii) against any action that would be a breach of the Company’s representations, warranties, covenants or agreements in the Merger Agreement, and (iv) against any other action or proposal that would reasonably be expected to prevent, impede, interfere with, postpone or adversely affect the transactions contemplated by the Merger Agreement or the Ancillary Agreements.

(c)                                  For the avoidance of doubt, (i) the Management Equityholder shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned or owned of record by the Management Equityholder in the Management Equityholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s shareholders and (ii) the obligations set forth in this Section 3.1 and Section 3.2 with respect to Subject Securities shall apply to Subject Securities that are shares of Company Common Stock and shall not require a vote with respect to any Options, RSUs or other securities convertible into Company Common Stock unless such securities are entitled to participate in a vote of  the Company’s stockholders pursuant to their terms.]

3.2                               Waiver of Appraisal Rights.  The Management Equityholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Mergers or any other transaction contemplated by the Merger Agreement that the Management Equityholder may have (including under Section 262 of DGCL) by virtue of, or with respect to, any outstanding shares of Company Common Stock or other equity securities owned of record or beneficially by the Management Equityholder.  The Management Equityholder shall not, and shall cause its Affiliates not to, bring, commence, institute, maintain, prosecute, participate or join in or voluntarily aid (and agrees to take all actions necessary to opt out of any class in any class action with respect to) any claim or Action (derivative or otherwise) in law or in equity in any court or before any Governmental Entity, against any Parent Party or its Subsidiaries or the Company or its Subsidiaries or any of their respective successors or assigns or any other Person (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or prevent, impair or delay the consummation of the transactions contemplated hereby or thereby, or (ii) alleging the execution and delivery of the Merger Agreement by any Parent Party or its Subsidiaries or the Company, the approval of the Merger Agreement by the board of directors of any Parent Party or its Subsidiaries or the Company, or any other action in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby breached any fiduciary duty of any Person.

3.3                               Merger Agreement Obligations.  The Management Equityholder hereby agrees to be bound by the terms and conditions of the Merger Agreement, including those set forth in Section 2.2 (Calculation of the Merger Consideration); Section 2.3 (Payment of the Merger Consideration); Section 2.4 (Payment of Other Amounts at Closing); Section 2.6 (Conversion of Company Securities); Section 2.7 (Treatment of Equity Awards; Named Executive Equity) (including Section 2.7(b) (Named Executive Equity)); Section 2.10 (Exchange Procedures for Company Stockholders); Section 2.11 (Withholding Rights); Section 2.12 (Adjustment to the Merger Consideration);  Section 5.6 (Public Announcement); Section 5.14 (Nonsolicitation);  Section 5.15 (Termination of Agreement); Section 5.19 (Registration Rights Agreement; Director Nomination Agreements); Section 9.14 (Administrative Expense Account); Section 9.15 (Stockholders’ Representative);  Section 9.17 (No Recourse); Section 9.19 (Non-Survival); and Section 9.20 (Trust Account Waiver) of the Merger Agreement fully and to the same extent as if the Management Equityholder was party and signatory to the Merger Agreement.  In addition, the Management Equityholder hereby acknowledges and agrees that (x) $[•] of the Merger Consideration which may be received by the Equity Holders pursuant to the Merger Agreement (the “Escrow Funds”) will be delivered by Parent to the Escrow Agent at the Closing to secure (in accordance with the terms of the Merger Agreement) the payment of certain adjustments to the Merger Consideration pursuant to Section 2.12 of the Merger Agreement, and (y) $1,000,000 (the “Administrative Expense Amount”) will be delivered to the Stockholders’ Representative to provide recourse to the Stockholders’ Representative for certain expenses it may incur in its capacity as such.  The Management Equityholder acknowledges and agrees that the Management Equityholder shall receive his or her share of the Escrow Funds and/or the Administrative Expense Amount only if (and to the extent) such amounts are permitted to be distributed to the Management Equityholder pursuant to the terms and conditions of the Escrow Agreement or the Merger Agreement, as applicable, and the Management Equityholder may not receive any of such amounts.

4.                                      Named Executive Equity Contribution.  As set forth in Section 2.7(b) of the Merger Agreement and Section 3.3 above, Management Equityholder, intending to be legally bound, hereby agrees that, immediately prior to the Closing (prior to the consummation of Company Merger 1), Management Equityholder shall irrevocably contribute to PubCo his or her Named Executive Equity (other than RSUs) and, as applicable, the certificate(s) representing his or her Named Executive Equity accompanied by duly executed stock power(s), free and clear of any Liens (as defined in the Merger Agreement) (the “Contribution”).  In respect of the Contribution, Management Equityholder will be entitled to receive immediately following the Effective Time: (i) in respect of each share of Named Executive Sold Common Stock, (x) an amount in cash equal to the Per Share Amount and (y) a right to a portion of the Potential Post-Closing Consideration, in each case, pursuant to the terms of Section 2.7(b)(i) of the Merger Agreement, (ii) in respect of such Named Executive’s Cash-Settled Options, the Named Executive Option-Based Cash Merger Consideration (minus the Applicable Withholding Amount) pursuant to the terms of Section 2.7(b)(ii) of the Merger Agreement and (iii) in respect of the Named Executive Rollover Equity, shares of PubCo Common Stock and/or options in respect of shares of PubCo Common Stock pursuant to the terms of Section 2.7(b)(iii) of the Merger Agreement.  The issuance of PubCo Common Stock and/or options to acquire PubCo Common Stock and any cash consideration hereunder in respect of the Named Executive Equity (other than RSUs) and the effectiveness of this Agreement are conditioned on the receipt by PubCo of the Named Executive Equity prior to the Closing.

5.                                      Non-Competition Covenants.

5.1                               As an inducement to the Parent Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Management Equityholder hereby covenants and agrees that for a period commencing on the date hereof and ending on the [•] anniversary of the Closing Date (the “Restrictive Period”), the Management Equityholder shall not, and shall cause his or her controlled Affiliates to not, without the prior written consent of the Parent Parties (which consent may be withheld in the Parent Parties’ sole and absolute discretion), directly or indirectly:

(a)                                 own any interest in, manage, control, participate in, consult with, render services for or be or become engaged in any Restricted Business within the Territory, including by being or becoming an owner, co-owner, trustee, Affiliate, investor, lender, partner, joint venturer, stockholder, officer, director, employee, independent contractor, manager, salesperson, representative, associate, consultant, agent, analyst or advisor of, to or with any Restricted Business; or

(b)                                 make any investment (whether equity, debt or other) in, lend or otherwise provide any money or assets to, or provide any guaranty or other financial assistance to any Restricted Business within the Territory.

5.2                               Notwithstanding anything to the contrary in Section 5.1, the Management Equityholder may (x) directly or indirectly own, (A) solely as a passive investment, equity securities of any entity engaged in the Restricted Business which are publicly traded, if the Management Equityholder (i) is not a controlling person of, or a member of a group which controls, such entity, (ii) does not directly or indirectly own more than two percent (2%) of any class of securities of such entity, and (iii) does not undertake any of the activities contemplated by Section 5.1 above with respect to such entity (other than the purchase of such equity securities) and otherwise has no active participation in the business of such entity and/or (B) equity interests in the Parent Parties, the Company or their Subsidiaries; (y) undertake any of the activities contemplated by Section 5.1 above on behalf of the Parent Parties, the Company or their respective Subsidiaries; or (z) directly or indirectly participate as a passive investor in a private investment fund so long as (A) such participation does not involve any active or managerial roles with respect to such investment or any of the activities contemplated by Section 5.1 above with respect to such investment (other than the purchase of equity securities in such fund) and (B) such participation does not involve the ownership of more than 10% of the passive interests of such investment fund.

6.                                      Non-Solicitation/Non-Hire of Employees.  As an inducement to the Parent Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Management Equityholder hereby covenants and agrees that during the Restrictive Period (a) the Management Equityholder shall not (and shall cause his or her controlled Affiliates to not, on their own behalf or on behalf of any third party) solicit for hire or hire any employee of the Parent Parties, the Company or any of their Subsidiaries (each, a “Restricted Employee”), and (b) the Management Equityholder shall not direct or encourage its Affiliates to, on their own behalf or on behalf of any third party, solicit for hire or hire any Restricted Employee, in each case, without the prior written consent of the Parent Parties (which consent may be withheld in the Parent Parties’ sole and absolute discretion).  Notwithstanding the foregoing, (a) solicitations to hire of a general nature, including the placement of general advertisements or utilizing a search firm, in each case that are not targeted specifically towards employees of the Parent Parties, the Company or their Subsidiaries shall not be deemed to be a solicitation for purposes of this Section 6 and (b) soliciting or hiring any Restricted Employee who has not been employed by the Parent Parties, the Company or any of their Subsidiaries for at least twelve (12) months prior to such solicitation or hiring shall not be a breach of this Section 6.  For purposes of this Agreement the term “controlled Affiliates” shall mean those Affiliates of the Management Equityholder where the Management Equityholder owns or controls, directly or indirectly, 50% or more of the outstanding equity or voting power of such Affiliate.

7.                                      Non-Solicitation of Business Relationships. As an inducement to the Parent Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Management Equityholder hereby covenants and agrees for the duration of the Restrictive Period to not, and to cause his or her controlled Affiliates to not, (i) directly or indirectly solicit any customer, supplier, or other material business relation of the Parent Parties, the Company or any of their Subsidiaries in order to induce or attempt to induce such person to cease doing business with any of the Parent Parties, the Company or their Subsidiaries, or in any way reduce or materially interfere with the relationship between any such customer, supplier, or other material business relation, on the one hand, and the Parent Parties, the Company or their Subsidiaries, on the other hand, or (ii) make any disparaging statements or communications about the Parent Parties, the Company or their Subsidiaries or any of their respective businesses, services, products, directors, officers or employees, in each case except as required by law (including in connection with any legal process, testimony, filings or administrative, arbitral (or mediation) or other proceedings) or in connection with the enforcement of this Agreement.

8.                                      Confidentiality.

8.1                               The Management Equityholder hereby covenants and agrees that during the Restrictive Period he or she will not, and will cause his or her controlled Affiliates who receive access to Confidential  Information to not, at any time (i) use for the benefit, purposes or account of the Management Equityholder or any other person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside of the Parent Parties, the Company and their Subsidiaries any non-public, proprietary or confidential information, including trade secrets, “know-how”, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property and information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, payors, referral sources, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals, in each case, concerning the past, current or planned business, activities and operations of the Parent Parties, the Company or their Subsidiaries (“Confidential Information”) without the prior written authorization of the Parent Parties (which authorization may be withheld in the Parent Parties’ sole and absolute discretion); provided, that the Management Equityholder and its Affiliates may disclose Confidential Information (i) to the Management Equityholder’s attorneys, agents, advisors and other representatives who need to know such Confidential Information for purposes of advising the Management Equityholder and his or her Affiliates with respect to tax matters and/or in connection with the Management Equityholder’s and his or her Affiliates’ rights and obligations under the Merger Agreement and who are instructed to maintain such Confidential

Information in confidence (provided that the Management Equityholder shall be responsible for any breach of this Section 8 by any such attorney, agent, advisor or other representative) and (ii) the Management Equityholder and his or her Affiliates may use the Confidential Information in connection with enforcing its rights and fulfilling its obligations under this Agreement, the Merger Agreement and the other documents related thereto.  Notwithstanding the foregoing, nothing in this Agreement shall restrict the Management Equityholder and his or her Affiliates from disclosing the contents of this Agreement to any prospective future employer or any family member or any legal, tax or financial advisor, in each case, provided that such persons agree to keep it confidential.

8.2                               “Confidential Information” shall not be deemed to include any information that is (i) generally known to the public or in the industry in which the Company or its Subsidiaries operate other than as a result of the Management Equityholder’s breach of this Section 8, (ii) received from a third party not known by the Management Equityholder to be bound by an obligation of confidentiality with respect thereto or (iii) required by law to be disclosed; provided that the Management Equityholder shall give prompt written notice to the Parent Parties of such requirement, disclose no more information than is so required, and cooperate (at the Parent Parties’ sole cost and expense) with any reasonable attempts by the Parent Parties to obtain a protective order or similar treatment.

9.                                      Representations and Warranties of the Management Equityholder.  The Management Equityholder hereby represents and warrants to the Parent Parties as follows:

9.1                               Authority; Binding Obligation.  The Management Equityholder has all requisite power and authority to execute, deliver and perform this Agreement.  This Agreement has been duly executed and delivered by the Management Equityholder and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of the Management Equityholder, enforceable against the Management Equityholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

9.2                               Ownership of the Subject Securities.  As of the date hereof, the Management Equityholder (a) is the beneficial or record owner of the Subject Securities indicated on Schedule A hereto, free and clear of any and all mortgages, pledges, security interests, charges, claims or restrictions, other than those created by this Agreement or as disclosed on Schedule A, and (b) has sole voting power over all of the Subject Securities beneficially owned or owned of record by him or her.  As of the date hereof, the Management Equityholder does not own, beneficially or of record, any capital stock or other securities of the Company or any of its Subsidiaries other than the Subject Securities set forth on Schedule A.  As of the date hereof, the Management Equityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of the Company except as set forth on Schedule A.

9.3                               Acknowledgement of Reliance. The Management Equityholder acknowledges and agrees that: (i) the covenants and agreements contained in Section 2, Section 5,

Section 6, Section 7 and Section 8 (the “Restrictive Covenants”) are necessary, fundamental and required for the protection of the goodwill of the Company and its Subsidiaries directly or indirectly acquired by the Parent Parties pursuant to the Merger Agreement; (ii) the Restrictive Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach by the Management Equityholder of any of the Restrictive Covenants will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, the Parent Parties will be entitled to injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) the Management Equityholder is a direct or indirect holder of Company Common Stock and other equity securities in the Company, and, pursuant to the Merger Agreement and by virtue of the Merger, the Management Equityholder will directly or indirectly receive substantial payment and other valuable consideration from the Parent Parties as specified in the Merger Agreement; (v) in connection with the Merger, the Management Equityholder is entering into this Agreement and the Restrictive Covenants; (vi) the Parent Parties entered into the Merger Agreement in contemplation of the Management Equityholder’s execution and delivery of this Agreement, and the Parent Parties would not enter into the Merger Agreement absent the Management Equityholder’s execution and delivery of this Agreement; and (vii) this Agreement is intended to comply with the laws of the State of Delaware and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a person from engaging in a lawful profession, trade or business.

9.4                               Consultation with Counsel. The Management Equityholder has consulted with legal counsel regarding the Restrictive Covenants and, based on such consultation, has determined and hereby acknowledges and agrees that the Restrictive Covenants are reasonable in terms of duration and scope and are necessary to protect the substantial goodwill acquired by the Parent Parties, the Confidential Information of the Parent Parties, the Company and their Subsidiaries and the substantial consideration paid by the Parent Parties to the Management Equityholder pursuant to the Merger Agreement and in connection with the consummation of the transactions contemplated thereby.

9.5                               No Restriction on Earning a Living. The Management Equityholder hereby acknowledges that the provisions of Section 5, Section 6, Section 7 and Section 8 do not preclude the Management Equityholder from earning a livelihood, nor do they unreasonably impose limitations on the Management Equityholder’s ability to earn a living.  In addition, the Management Equityholder hereby acknowledges that the potential harm to the Parent Parties, the Company and their Subsidiaries and Affiliates of non-enforcement of this Agreement outweighs any harm to the Management Equityholder of enforcement (by injunction or otherwise) of this Agreement.

9.6                               No Inconsistent Agreement.  As of the date hereof, the Management Equityholder (a) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement) with respect to any of the Subject Securities indicated on Schedule A hereto, (b) has not granted a proxy, consent or power of attorney with respect to any such Subject Securities, and (c) has not taken any action that would reasonably be expected to constitute a breach hereof, make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling the Management Equityholder from performing any of its obligations under this Agreement.

9.7                               No Defaults or Conflicts.  Neither the execution and delivery of this Agreement, or the performance by the Management Equityholder of its obligations hereunder (a) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which the Management Equityholder is a party or by which he or she is bound or to which the Subject Securities owned of record or beneficially by the Management Equityholder is subject or (b) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over the Management Equityholder or the Subject Securities owned of record or beneficially by the Management Equityholder.

9.8                               No Governmental or other Authorization Required; Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by the Management Equityholder in connection with the due execution, delivery and performance by the Management Equityholder of this Agreement.

9.9                               Litigation.  As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Management Equityholder, threatened against the Management Equityholder, before any Governmental Entity that would prevent, impair or delay the Management Equityholder from performing their obligations hereunder.

10.                               Representations and Warranties of the Parent Parties.  Each of the Parent Parties hereby represents and warrants to the Management Equityholder as follows:

10.1                        Authority; Binding Obligation.  Such Parent Party has all requisite organizational power and authority to execute, deliver and perform this Agreement.  The execution by such Parent Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required corporate action on the part of such Parent Party, and no other proceedings on the part of such Parent Party are required to authorize this Agreement or to perform such Parent Party’s obligations hereunder.  This Agreement has been duly executed and delivered by such Parent Party and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of such Parent Party enforceable against such Parent Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

10.2                        No Inconsistent Agreement.  As of the date hereof, such Parent Party has not taken any action that would reasonably be expected to constitute a breach hereof or make any of its representations or warranties contained herein untrue or incorrect.

10.3                        No Defaults or Conflicts.  Neither the execution and delivery of this Agreement or the performance by such Parent Party of its obligations hereunder (a) results in any violation of the applicable organizational documents of such Parent Party, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which such Parent Party is a party, or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over such Parent Party.

10.4                        No Governmental or other Authorization Required; Consents.  Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by such Parent Party in connection with the due execution and delivery by such Parent Party of this Agreement.

11.                               Exclusivity.  During the period from the date of the Merger Agreement until the earlier of (x) the Effective Time or (y) the date on which the Merger Agreement is terminated, other than in connection with the consummation of the transactions contemplated thereby, Management Equityholder agrees that he or she will not, and will not authorize or (to the extent within his or her control) permit any of his or her Affiliates, employees, agents or representatives (including investment bankers, attorneys and accountants), to, directly or indirectly, (i) initiate, solicit, facilitate or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any person that has made, or informs the Management Equityholder that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement, memorandum of understanding, letter of intent or similar writing, whether binding or non-binding, relating to an Acquisition Proposal.  The Management Equityholder shall give notice of any Acquisition Proposal to the Parent Parties as soon as practicable following his or her awareness thereof.  For purposes of this Agreement, “Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with the Parent Parties) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of the Company or its businesses or assets or any material portion of the Company’s capital stock or other equity interests.

12.                               General Waiver and Release.  The Management Equityholder does hereby, and the Management Equityholder shall cause the Management Equityholder’s heirs, successors and assigns and any other person or entity claiming by, through or under any of the foregoing to (and on behalf of each of them, the Management Equityholder does hereby), effective as of, and contingent upon, the Closing, unconditionally and irrevocably release, waive and forever discharge the Company, Parent, PubCo, each of their predecessors and successors and each of their respective past, present and future directors, officers, employees, agents, assigns, stockholders, partners, Subsidiaries and Affiliates from any and all claims, demands, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the Effective Time, but excluding any of the Management Equityholder’s, or, as applicable, the Management Equityholder’s Affiliates’, rights (i) expressly set forth in this Agreement, the Merger Agreement or the exhibits thereto, (ii) under any contract of insurance covering directors and officers of the Company prior to the Closing or in the Management Equityholder’s capacity as a director or officer of the Company prior to Closing, under the indemnification, exculpation or expense reimbursement provisions of the Company’s certificate of incorporation or the Company bylaws, (iii) to receive accrued but unpaid compensation, expense reimbursement, or health, disability or life insurance benefits payable in accordance with Company Benefit Plans, or (iv) under any employment or other agreement between the Management Equityholder and the Company set forth on the Schedules.  WITHOUT LIMITING THE FOREGOING, THE

MANAGEMENT EQUITYHOLDER (ON HIS, HER OR ITS OWN BEHALF AND ON BEHALF OF HIS OR HER HEIRS, SUCCESSORS AND ASSIGNS) EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY ANY APPLICABLE STATUTE IN THE CONTEXT OF A GENERAL RELEASE, WHICH STATUTE GENERALLY PROVIDES FOR THE FOLLOWING: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, HER OR IT MAY HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH THE DEBTOR.”  THE MANAGEMENT EQUITYHOLDER ACKNOWLEDGES THAT HE, SHE OR IT HAS CAREFULLY READ THE FOREGOING WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS CONTENTS.  The Management Equityholder represents and warrants that (x) there are no liens, or claims of lien, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein, (y) the Management Equityholder has not transferred or otherwise alienated any such claims or causes of action, and (z) the Management Equityholder is fully authorized and entitled to give the releases specified herein.

13.                               Termination.  This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon (i) the mutual agreement of the parties hereto or (ii) the termination of the Merger Agreement in accordance with its terms.  No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination.

14.                               No Partnership, Agency or Joint Venture.  This Agreement is intended to create a contractual relationship between the Management Equityholder and the Parent Parties and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

15.                               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or PubCo prior to the Effective Time any direct or indirect ownership or incidence of ownership of or with respect to the Management Equityholder’s Subject Securities.  Subject to the terms of the Merger Agreement and the consummation of the Mergers, all rights, ownership and economic benefits of and relating to any of the Management Equityholder’s Subject Securities shall remain vested in and belong to the Management Equityholder prior to the Effective Time.  Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including with Parent, PubCo or the Management Equityholder or any other Person, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

16.                               Miscellaneous.

16.1                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

16.2                        Binding Effect and Assignment.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

16.3                        Amendment; Modification.  This Agreement may be amended, modified or supplemented at any time only by written agreement of the parties.

16.4                        Specific Performance; Injunctive Relief.  The parties acknowledge that the rights of each party set forth herein are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement.  Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

16.5                        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by facsimile or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                 if to the Management Equityholder, to the address listed on the Management Equityholder’s signature page hereto.

(b)                                 if to Parent or PubCo, to

c/o Federal Street Acquisition Corp.
100 Federal Street, 35th Floor,
Boston, Massachusetts 02110
Attention: Shari H. Wolkon, General Counsel
Email: SWolkon@THL.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention:                                         Jon A. Ballis, P.C.
                                                                                                Richard J. Campbell, P.C.
                                                                                                Carol Anne Huff
                                                                                                Christopher R. Elder
Facsimile:                                         (312) 862-2200
E-mail:                                                        jon.ballis@kirkland.com
                                                                                                richard.campbell@kirkland.com
                                                                                                carolanne.huff@kirkland.com
                                                                                                christopher.elder@kirkland.com

16.6                        Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

16.7                        Consent to Jurisdiction and Service of Process.  Each party hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 16.8 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court,

(c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 16.8 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

16.8                        No Third Party Beneficiaries.  Except as otherwise provided in this Agreement, this Agreement is exclusively for the benefit of the Management Equityholder, and his or her respective successors and permitted assigns, with respect to the obligations of Parent and PubCo under this Agreement, and for the benefit of Parent and PubCo, and their respective successors and permitted assigns, with respect to the obligations of the Management Equityholder under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

16.9                        Entire Agreement.  This Agreement (including Schedule A attached hereto (which is deemed for all purposes to be part of this Agreement)) and the Merger Agreement and the other agreements contemplated thereby constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any representations, warranties, promises or assurances, written or oral, that are not reflected in this Agreement (including Schedule A attached hereto) or the Merger Agreement.

16.10                 Waiver.  Waiver of any term or condition of this Agreement by any party shall only be effective if in writing, and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

16.11                 Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

16.12                 Headings.  The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

16.13                 Construction.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and (v)  the terms “year” and “years” mean and refer to calendar year(s).

(b)                                 Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof.  All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(c)                                  This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

16.14                 Further Assurances.  Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

16.15                 Expenses.  Except as set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PARENT:

FEDERAL STREET ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]

PUBCO:

AGILITI, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

MANAGEMENT EQUITYHOLDER:

[NAME]

Address:

[ ]
[ ]
Fax:	[ ]
Email:	[ ]

with copies (which shall not constitute notice) to:

[ ]
[ ]
[ ]
Fax:	[ ]
Email:	[ ]

[Signature Page to Voting Agreement]

EXHIBIT A

Form of Written Consent

FORM OF
WRITTEN CONSENT
UHS Holdco, Inc.

This Written Consent is solicited by the Board of Directors of UHS Holdco, Inc.

Your shares will be tabulated to approve or disapprove the Proposal as you indicate below. If you duly execute this Written Consent and return it without indicating a decision on the Proposal, your shares of Company Common Stock (as defined below) will be counted to APPROVE the Proposal.

The undersigned, being a holder of shares of common stock, par value $0.01 per share, of UHS HoldCo, Inc., a Delaware corporation (“UHS”, and all of the foregoing collectively, the “Company Common Stock”), hereby consents, by this written consent without a meeting, to the action as set forth below with respect to all of the Company Common Stock shown on the stock records of UHS as being owned by the undersigned.

The undersigned acknowledges receipt of the Consent Solicitation Statement of UHS, which is accompanied by the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that is part of the registration statement on Form S-4 of Agiliti, Inc., a Delaware corporation (“Agiliti”), and which more fully describes the Proposal.

Proposal: Approval of the adoption of the Agreement and Plan of Merger, dated as of August 13, 2018, by and among Federal Street Acquisition Corp., a Delaware corporation (“FSAC”), Agiliti, a wholly-owned subsidiary of FSAC, Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“FSAC Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“UHS Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FSAC Merger Sub (“UHS Cash Merger Sub”), the Majority Stockholders and Stockholders’ Representative (each as defined in such Agreement and Plan of Merger) and UHS, as it may be amended from time to time, which is referred to as the “Merger Agreement,” a copy of which is attached to the Proxy Statement/Prospectus as Annex A, pursuant to which (i) FSAC will become a wholly-owned direct subsidiary of Agiliti and the holders of FSAC’s Class A common stock (including Class A common stock issued upon conversion of FSAC’s Class F common stock) will receive shares of Agiliti common stock; and (ii) UHS Holdco will become a wholly-owned direct subsidiary of FSAC and the equityholders of UHS Holdco will receive cash and shares of Agiliti common stock as merger consideration, as further described in the Proxy Statement/Prospectus.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THIS WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to UHS by faxing it to UHS, Attention: Secretary, at [•], by emailing a .pdf copy of the Written Consent to [•], or by mailing this Written Consent to UHS at [•], Attention: [•].

THIS WRITTEN CONSENT IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)	(duly authorized signature)

Title:	Name:
(please print or type full name)	(please print or type full title)

Title:
(please print or type full title)

Date: , 2018	Date: , 2018

[Signature Page to Form of Written Consent]

SCHEDULE A

Name	Common Stock	Options	RSUs
[Management Equityholder]	[•]	[•]	[•]

TOTAL	[•]	[•]	[•]